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                                                                    EXHIBIT 99.6

                                    CONSENT


     In accordance with Item 401 of Regulation S-K, I do hereby consent to being named in the Registration Statement to be filed with the Securities and Exchange Commission by HealthExtras, Inc. as a person who is to become a director of HealthExtras, Inc., and the disclosure of that fact in the Registration Statement.



                              By: /s/ Paul H. Warren
                                  -------------------------
                                      Paul H. Warren



Dated this 16th day of
September 1999